Exhibit 32.1
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed by Stanley-Martin Communities, LLC with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: May 10, 2007	By:	/s/ Steven B. Alloy

Steven B. Alloy Chief Executive Officer

Date: May 10, 2007	By:	/s/ Michael I. Roman

Michael I. Roman Chief Financial Officer and Principal Accounting Officer